Exhibit (d)(4)

Amendment No. 1 to

Fee Waiver and Expense Reimbursement Agreement

between Registrant

and Whitebox Advisors, LLC

Amendment No. 1 to

Fee Waiver and Expense Reimbursement Agreement

This Amendment No. 1 (this “Amendment”), dated October 22, 2012 to the Fee Waiver and Expense Reimbursement Agreement (the “Agreement”), dated as of July 20, 2011, between Whitebox Mutual Funds, a statutory trust established under the laws of the State of Delaware (the “Fund”), and Whitebox Advisors, LLC (“Adviser”), a Delaware limited liability company.

WHEREAS, the Trust and Adviser wish to amend the Agreement whereby the schedule of Fee and Expense Caps (Appendix A) is modified to account for a new series of the Trust.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Appendix A to the Agreement is deleted in its entirety and replaced with the Appendix A attached hereto; and

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. All capitalized terms herein shall have the same meaning as ascribed to them in the Agreement. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

WHITEBOX MUTUAL FUNDS		WHITEBOX ADVISORS, LLC

By:	/s/ Bruce Nordin	By:	/s/ Mark Strefling
	Bruce Nordin	Name:	Mark Strefling
	President	Title:	CCO

[Amendment No. 1 to Fee Waiver and Expense Reimbursement Agreement]

APPENDIX A

FUNDS AND EXPENSE CAPS

(Effective as of October 31, 2012)

Name of Fund	Share Class	Maximum Permitted Rate	Termination Date
Whitebox Tactical Opportunities Fund	Investor Shares	1.60%	October 31, 2013
Whitebox Tactical Opportunities Fund	Advisor Shares	1.60%	October 31, 2013
Whitebox Tactical Opportunities Fund	Institutional Shares	1.35%	October 31, 2013
Whitebox Enhanced Convertible Fund	Investor Shares	1.60%	October 31, 2013
Whitebox Enhanced Convertible Fund	Advisor Shares	1.60%	October 31, 2013
Whitebox Enhanced Convertible Fund	Institutional Shares	1.35%	October 31, 2013
Whitebox Long Short Equity Fund	Investor Shares	1.95%	October 31, 2013
Whitebox Long Short Equity Fund	Advisor Shares	1.95%	October 31, 2013
Whitebox Long Short Equity Fund	Institutional Shares	1.70%	October 31, 2013